                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Intervisual Books, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                PRELIMINARY COPY

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 4, 1999

To the Shareholders of INTERVISUAL BOOKS, INC.:

     The Annual Meeting of Shareholders of Intervisual Books, Inc. (the "Company") will be held on Wednesday, August 4, 1999, at 10:00 a.m., local time, at the Company's corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, for the following purposes:

          1. To elect nine directors to serve until the next annual meeting of shareholders and until their successors are chosen;

          2. To consider and act upon a proposal to approve the Company's Amended and Restated Certificate of Incorporation;

          3. To consider and act upon a proposal to approve the Company's 1999 Stock Option Plan;

          4. To consider and act upon a proposal to ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1999; and

          5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     Only shareholders of record at the close of business on July 2, 1999 shall be entitled to notice of and to vote at the meeting and any postponements and adjournment(s) thereof.

     A proxy solicited by the Company's Board of Directors, together with a proxy statement and a copy of the Company's 1998 annual report to security holders are enclosed herewith. Please sign, date and return the proxy promptly in the enclosed reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                          By Order of the Board of Directors

                                          GAIL A. THORNHILL
                                          Secretary

Santa Monica, California
July [  ], 1999

     WHETHER YOU OWN A FEW OR MANY SHARES OF STOCK AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

                                                                PRELIMINARY COPY

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, AUGUST 4, 1999

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Intervisual Books, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, August 4, 1999 at 10:00 a.m., local time, at the Company's corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholder is July [ ], 1999.

     At the Annual Meeting, the Company's shareholders will consider and act upon proposals to (i) elect nine directors to serve until the next annual meeting of shareholders and until their successors are chosen; (ii) approve and adopt the Company's Amended and Restated Certificate of Incorporation; (iii) approve and adopt the Company's 1999 Stock Option Plan; (iv) ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1999; and (v) transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     The close of business on July 2, 1999 has been fixed as the record date (the "Record Date") for determining the holders of the Company's common stock, no par value (the "Common Stock") who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 5,885,115 shares of Common Stock outstanding and entitled to vote.

     Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock. The costs of soliciting proxies related to the Annual Meeting, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

     Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2, 3 and 4, and in the proxyholders' discretion with respect to such other business or matters which might otherwise properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Company. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast", except in the case of Proposal 2 where abstentions and "broker non-votes" will be treated as "no" votes. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees for the Board of Directors and the proposals, as indicated in the accompanying proxy card.

     Each share of Common Stock is entitled to one vote on all matters voted on at the meeting and, in the election of directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her votes on the same principle among as many nominees as he or she desires, and the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected. This right to cumulate votes will exist only if the candidate's name has been placed in nomination prior to the voting and any shareholder gives notice of that shareholder's intention to cumulate his or her votes at the meeting prior to the voting.

                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company by any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, by each director of the Company, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and by all current directors and officers as a group. Except as otherwise noted, the following shareholders have sole voting and investment power with respect to the shares except to the extent that authority is shared by spouses under applicable law.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
                            NAME                               OWNERSHIP(1)(2)     OF CLASS
                            ----                              -----------------    --------
Waldo H. Hunt/the Hunt Family Trust(3)......................      2,934,916(4)       49.5%
2716 Ocean Park Blvd. #2020
Santa Monica, CA 90405
Steven D. Ades/the Steven Ades and..........................        614,940(4)       10.5%
Laurie Levit Revocable Family Trust(5)
2716 Ocean Park Blvd. #2020
Santa Monica, CA 90405
Nathan N. Sheinman..........................................        183,334           3.0%
Dan P. Reavis...............................................         95,000           1.6%
Dr. Neil G. Berkman.........................................              0             *
Gordon Hearne...............................................         32,166             *
Leonard W. Jaffe............................................         17,000             *
John J. McNaughton..........................................         56,499             *
Peter Seymour...............................................         40,424             *
All directors and officers as a group (12 persons)..........      4,094,945          64.4%

---------------
 *  Less than 1%

(1) Unless otherwise indicated in the following footnotes, all such information is as of July 2, 1999. Information relating to beneficial ownership of shares of Common Stock is based upon the rules set forth under the Securities Exchange Act of 1934 (the "Exchange Act"). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes the following number of shares of Common Stock that may be purchased upon the exercise of options granted by the Company which are exercisable on July 2, 1999 or within 60 days thereafter: Mr. Hunt, 49,999; Mr. Sheinman, 183,334, Mr. Reavis, 90,000; Mr. Hearne, 31,666; Mr. Jaffe, 10,000; Mr. McNaughton, 52,499; Mr. Seymour, 30,833; and all directors and executive officers as a group, 476,248.

(3) Such shares are owned of record by Waldo H. Hunt individually and by Waldo
    H. Hunt and Patricia E. Hunt, Trustees of The Hunt Family Trust UTA May 30, 1980 (the "Hunt Trust"), of which both Trustees have shared voting and investment power.

(4) In connection with the merger of Fast Forward Marketing, Inc. ("Fast Forward") into a subsidiary of the Company (the "Merger"), the Hunt Trust entered into a voting agreement (the "Voting Agreement") with Steven Ades and Trustees of the Steven Ades and Laurie Levit Revocable Family Trust UTA April 18, 1991 (the "Ades Trust"). Under this agreement, the Hunt Trust agreed to vote a sufficient number of shares of Common Stock owned by the Hunt Trust in such a manner as to elect Steven Ades and a second outside independent director mutually acceptable to Mr. Ades and the Company's Board of Directors to the Company's Board. Dr. Berkman is the second designated nominee under the Voting Agreement. Under the Voting Agreement, Mr. Ades and the Ades Trust agreed to vote all shares of Common Stock owned by them in favor of those director nominees recommended by the Company's Board of Directors. The Voting Agreement terminates upon the occurrence of certain events, including Mr. Ades' cessation of employment with the Company.

(5) Such shares are owned of record by Mr. Ades individually or by the trustees of the Ades Trust, both of which have shared voting and investment power.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A board of nine directors is to be elected at the meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES

     The following information has been furnished by the respective nominees for election as directors:

                                                                                               DIRECTOR
          NAME OF NOMINEE             AGE                 PRINCIPAL OCCUPATION                  SINCE
          ---------------             ---                 --------------------                 --------
Waldo H. Hunt.......................  78    Chairman of the Board, Chief Executive Officer       1975
Nathan N. Sheinman..................  50    President, Chief Operating Officer                   1997
Dan P. Reavis.......................  49    Executive Vice President, Chief Financial Officer    1998
Steven D. Ades......................  50    President of the Video and New Media Division       n/a
Dr. Neil G. Berkman.................  49    President, Neil G. Berkman Associates               n/a
Gordon Hearne.......................  75    Director                                             1996
Leonard W. Jaffe....................  81    Director                                             1998
John J. McNaughton..................  77    Director                                             1991
Peter Seymour.......................  66    Director                                             1996

     Waldo H. Hunt has been a director and the Chairman of the Board of the Company since its organization in 1975. In November 1996, he assumed the additional role of Chief Executive Officer. From 1994 through December 1996, Mr. Hunt also served as Chairman of The Hunt Group, a company founded by Mr. Hunt (the "Hunt Group"). Mr. Hunt is the founder of the Company and is considered by many to be the father of the modern-day pop-up industry.

     Nathan N. Sheinman become President and Chief Operating Officer of the Company in January 1997. Mr. Sheinman joined the Board in March 1997. Prior to joining the Company, Mr. Sheinman was employed by Penguin USA serving as Senior Vice President of Special Sales, Publisher of Looney Tunes books and co-publisher of Penguin USA's Packaging Division from March 1990 to December 1996. From 1986 to February 1990, Mr. Sheinman was Vice President Sales/Special Markets and Vice President Marketing and Director of Sales, Special Markets for Penguin Books Canada.

     Dan P. Reavis became Executive Vice President and Chief Financial Officer in January 1998. Mr. Reavis joined the Board of as a director in February 1998. Prior to joining the Company, Mr. Reavis was the Executive Vice President of Operations and Chief Financial Officer of Price Stern Sloan Publishers for ten years before his resignation from that company in December 1995. From January 1996 to January 1998, Mr. Reavis' principal occupation was that of a consultant and investor.

     Steven D. Ades was the President and a director of Fast Forward since its organization in 1987. From 1984 to 1987, Mr. Ades was the national accounts manager for Prism Entertainment, a publisher and distributor of video programming. In connection with the Merger, Mr. Ades joined the Company as President of the Company's Video and New Media Division in May 1999. Mr. Ades is being nominated to the Company's Board of Directors in accordance with the terms of the Voting Agreement.

     Dr. Neil G. Berkman is President of Neil G. Berkman Associates, a firm he founded in 1988 that provides investor relations, financial consulting and crisis management services to public company clients. From 1981 until 1988 Dr. Berkman was with The Wall Street Group/California, Inc., where he served as President from 1984 to 1988. From 1977 to 1981, Dr. Berkman was an economist with the Federal Reserve Bank of Boston. He earned a Ph.D. in Economics from the University of California, Berkeley, in 1977.

Dr. Berkman is being nominated to the Company's Board of Directors in accordance with the Voting Agreement.

     Gordon Hearne joined the Board in February 1996. Mr. Hearne is a principal of Hearne & Spector, an advertising agency formed in March 1995. Mr. Hearne was previously employed by the Company as director of its commercial division and later marketing director of the division from June 1985 to June 1991 when the commercial division was sold to R.R. Donnelley. After such sale, he continued as a consultant to an affiliate of R.R. Donnelley until February 1995.

     Leonard W. Jaffe became a director of the Company in February 1998. Prior to joining the Company, Mr. Jaffe was a director, Vice-Chairman and Chairman of the Executive Committee of National Education Corporation ("NEC") from 1976 until NEC was acquired by Harcourt General in June 1997. He was a director of Steck-Vaughn Publishing Company from 1993 until that company was acquired by Harcourt General in February 1998. He serves as a consultant to various companies.

     John J. McNaughton has been a director of the Company since September 1991. Mr. McNaughton was a member of the Board of Directors of NEC, a company he founded in 1954, until NEC was acquired by Harcourt General in June 1997. From 1954 to 1984, Mr. McNaughton was the Chief Executive Officer and from 1954 to 1988 was the Chairman of the Board of NEC.

     Peter Seymour became director of the Company in February of 1996. He was the Company's Vice President and Editorial Director from January 1991 until his retirement in June 1995. Mr. Seymour had been employed by the Company since October 1988 as Editorial Director, and from 1980 to October 1988, he was a consultant and free-lance editor for the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met three times during 1998 to consider matters related to the Company's business. The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not presently have a Nomination Committee. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the committees on which he is a member during 1998, except for Messrs. Hearne and McNaughton each of which attended 67% of the meetings.

     The Audit Committee reviews significant financial and accounting issues and the services performed by and the reports of, the Company's independent auditors and makes recommendations to the Board with respect to these and related matters. Members of the Audit Committee, which did not meet in 1998, are Messrs. McNaughton and Seymour.

     The Compensation Committee makes decisions as to the compensation and benefits of the Company's officers and key employees when such decisions are not made by the Company's Board of Directors. The members of the committee are Messrs. Hearne and McNaughton. The Compensation Committee did not meet during 1998.

                     COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth in the prescribed format the compensation paid to all persons serving as the Company's Chief Executive Officer and the other executive officers of the Company which received total annual salary and bonus in excess of $100,000 for services rendered in all capacities during the Company's last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                               ANNUAL COMPENSATION         ------------
                                          ------------------------------    SECURITIES
                                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
           NAME AND                       SALARY    BONUS   COMPENSATION     OPTIONS      COMPENSATION
      PRINCIPAL POSITION        YEAR(1)     ($)      ($)       ($)(2)          (#)           ($)(3)
      ------------------        -------   -------   -----   ------------   ------------   ------------
Waldo H. Hunt.................   1998     235,416              69,179              0         3,125
  Chairman, CEO                  1997     243,333     0        68,414        150,000         4,750
                                 1996           1     0             0              0             0
Nathan N. Sheinman............   1998     258,958     0             0              0         5,115
  President, COO                 1997     233,974     0             0        300,000             0
Dan Reavis....................   1998     156,939     0             0              0             0
  Executive Vice President       1997                                        175,000
  Chief Financial Officer

---------------
(1) Mr. Sheinman and Mr. Reavis joined the Company in 1997 and 1998, respectively, and, accordingly, no information is disclosed with respect to prior years for these individuals. In November 1996, Mr. Hunt assumed the role of Chief Executive Officer of the Company.

(2) The amount disclosed in this column includes $60,000 in lieu of paying any life insurance premiums which benefit Mr. Hunt.

(3) The amounts disclosed in this column represent contributions to the Company's 401(k) plan.

STOCK OPTIONS

     The following tables set forth certain information with respect to the executive officers named in the Summary Compensation Table in the prescribed formats with respect to options granted and exercised under the Company's various stock option plans during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                 NUMBER OF                                                  ANNUAL RATES OF STOCK
                                SECURITIES         % OF TOTAL                              PRICE APPRECIATION FOR
                                UNDERLYING      OPTIONS GRANTED    EXERCISE                    OPTION TERM(2)
                              OPTIONS GRANTED   TO EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
            NAME                  (#)(1)         FISCAL YEAR(%)      ($)         DATE          5%          10%
            ----              ---------------   ----------------   --------   ----------   ----------   ----------
Waldo H. Hunt...............            0               --             --          --             --           --
Nathan Sheinman.............            0               --             --          --             --           --
Dan Reavis..................      170,000             47.7%         $1.50        2004       $341,724     $451,748

---------------
(1) In connection with his employment with the Company, Mr. Reavis entered into a nonstatutory stock option agreement with the Company pursuant to which Mr. Reavis was granted options to purchase 170,000 shares of Common Stock at an original exercise price of $2.00 per share. In July 1998, the Company amended the option agreement to reduce the exercise price to $1.50 per share, which price equalled the fair market value of the Company's Common Stock on July 16, 1998, the date of the amendment. Such options vest in four increments. The options automatically accelerate upon a change of control of the Company as determined in accordance with the terms of the agreement. The options are subject to earlier termination upon the occurrence of certain events related to the termination of the optionee's employment.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                      OPTIONS AT FY-END               AT FY-END(1)
                                  ACQUIRED      VALUE      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                                 ON EXERCISE   REALIZED   ---------------------------   ---------------------------
             NAME                    (#)         ($)          (#)            (#)            ($)            ($)
             ----                -----------   --------   -----------   -------------   -----------   -------------
Waldo H. Hunt..................     None         n/a         49,999        100,001           0              0
Nathan N. Sheinman.............     None         n/a        183,334        116,666           0              0
Dan Reavis.....................     None         n/a         90,000         85,000           0              0

---------------
(1) The closing market price of the Common Stock at the Company's 1998 fiscal year-end exceeded the option exercise prices, and none of the options were in-the-money.

EMPLOYMENT AGREEMENTS

     In 1997, the Company entered into a three-year employment agreement with Mr. Sheinman employing Mr. Sheinman as the Company's President and Chief Operating Officer. Under his agreement, Mr. Sheinman receives an annual salary of $275,000, an automobile allowance, relocation assistance and certain other benefits. Pursuant to his employment agreement, Mr. Sheinman was granted options to purchase 300,000 shares of the Common Stock.

     In 1997, the Company entered into an employment agreement with Mr. Hunt, the Company's Chairman of the Board and Chief Executive Officer. This agreement expires on September 30, 2000, unless further extended or sooner terminated as provided in the agreement. The Company shall pay the executive an initial annual salary of $250,000 subject to cost of living increases and annual board evaluation. The agreement also provides for lifetime additional annual payments of $60,000 in lieu of paying any life insurance premiums which benefit Mr. Hunt. Additionally, the agreement provides $10,000 toward the cost of a long-term disability insurance policy. If such policy is not available, this amount is to be paid to Mr. Hunt at year end. A provision for an auto allowance at $10,200 per year as well as reimbursement for other related expenses and certain other benefits are included in the agreement. Pursuant to his Employment Agreement, Mr. Hunt was granted options to purchase 150,000 shares of Common Stock.

     In 1997, the Company reached an agreement with a Mr. Reavis, for employment as the Company's Executive Vice President and Chief Financial Officer beginning in January 1998. The employment agreement provides for an initial term of three years with compensation of $175,000 in the first year, $183,750 in the second year and $192,950 in the third year. Pursuant to his agreement, Mr. Reavis was granted options to purchase 175,000 shares of Common Stock.

     In connection with the Merger, the Company entered into an employment agreement in May 1999 with Mr. Ades whereby Mr. Ades is employed as President of the Company's Video and New Media Division. The agreement provides for an initial term of three years with an annual salary of $275,000, an automobile allowance and certain benefits. Pursuant to his employment agreement, Mr. Ades was granted an option to purchase 140,000 shares of Common Stock. Also in connection with the Merger, the Company entered into employment agreements with Steven Selsky and Steven Wallace whereby the Company agreed to employ

Mr. Selsky as the Company's Senior Vice President of Finance and Operations and Mr. Wallace as the Company's Senior Vice President of Sales and Marketing.

DIRECTOR COMPENSATION

     Each director who is not an employee receives a $5,000 annual retainer, $1,000 for each Board meeting attended in person, $500 for each meeting of a committee of the Board which is separate from a Board meeting attended in person, and $250 for each Board or Committee meeting attended by telephone. Under the Company's Non-employee Director Stock Option Plan (the "Director Option Plan"), non-employee directors receive an initial option grant to purchase 30,000 shares of Common Stock when they are first elected or appointed as a director and thereafter, on the date of each annual meeting of the Company's shareholders, an additional grant to purchase 2,500 shares of Common Stock (other than to directors who receive an initial grant during the calendar year in which the annual meeting is held), provided that such non-employee director continues in office after the annual meeting.

     When he joined the Company as a director in February 1998, Mr. Jaffe was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $2.75 per share under the Company's Director Option Plan. In July 1998, options covering 25,000 of such shares were cancelled and the Company entered into a new separate option agreement with Mr. Jaffe granting Mr. Jaffe options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Such options vest in one-third increments on each of February 10, 1999, 2000 and 2001. The options expire on the last day of the tenth year after the date of the agreement or earlier in the event Mr. Jaffe ceases to be a member of the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1994, the Company and Mr. Hunt entered into a letter agreement pursuant to which Mr. Hunt formed The Hunt Creative Group (the "Hunt Group"), a company which was owned by the Hunt Trust. The Hunt Group created new products not normally pursued by the Company in its day-to-day activities and under the agreement, the Company received a right of first refusal on products developed by the Hunt Group. In July 1998, the Company's shareholders approved a proposal by which the Hunt Group was merged into the Company. In connection with this transaction, 328,000 shares of Common Stock were issued to the Hunt Trust.

     In connection with the Merger, in May 1999 the Company acquired all of the issued and outstanding securities of Fast Forward in exchange for 670,000 shares of the Company's Common Stock and certain additional cash rights. Of the shares issued by the Company in the Merger, 594,940 shares were issued to the Ades Trust and 75,060 shares were issued to certain employees of Fast Forward (including Mr. Wallace and Mr. Selsky) in settlement of deferred compensation arrangements. In connection with the Merger, the Hunt Trust and Mr. Ades and the Ades Trust entered into the Voting Agreement. As an inducement to join the Company, the Company entered into employment contracts and option agreements with Mr. Ades, Mr. Selsky and Mr. Wallace.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Although the Company has a Compensation Committee, in 1998 decisions on executive compensation for the Company were made by the Board of Directors. As of December 31, 1998, the Board consisted of Messrs. Hunt, Sheinman, Reavis, Hearne, Jaffe, McNaughton and Seymour.

EXECUTIVE COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Board of Directors believes that compensation should reflect the value created for shareholders while supporting the business strategies and long-range plans of the Company. The Board reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis, subject to the Company's obligations arising under various employment agreements. The Board of Directors also takes into account individual performance, performance of the operations directed by such individual, and the overall corporate performance of the Company.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation is based on the following components:

     Base Salary. Base salary is intended to be set at a level which is competitive to amounts paid to executive officers of similar business structure, size and marketplace orientation.

     Annual Incentives and Bonuses. Annual bonuses may be granted based on the Company's performance and each executive's individual performance. Based upon the Company's revenues and loss for 1998, no bonuses were awarded to any Company employee for the Company's 1998 fiscal year.

     Stock Options. Executive officers are eligible to receive grants of stock options. Generally, option awards are intended to motivate employees to improve long-term stock market performance. Awards are granted at the fair market value of the underlying common stock at the date of grant. Stock options vest in installments as determined by the Board of Directors or the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In recognition of his accepting the responsibilities of Chief Executive Officer in December 1996 and his efforts on the Company's behalf, effective October 1997 the Company entered into an Employment Agreement with Mr. Hunt employing Mr. Hunt as the Company's Chairman of the Board and Chief Executive Officer. Under the agreement, Mr. Hunt is to receive an initial annual salary of $250,000, subject to cost of living increases and annual Board evaluation. The agreement also provides for lifetime additional annual payments of $60,000 in lieu of paying any life insurance premiums which would otherwise benefit Mr. Hunt, plus other benefits. Pursuant to his Employment Agreement, Mr. Hunt was granted options to purchase 150,000 shares of the Company's Common Stock and he receives other benefits, including an automobile allowance.

OTHER MATTERS

     The Omnibus Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Internal Revenue Code Section 162(m) ("Code Section 162(m)"). In general, the Company does not believe the compensation payable to the Company's senior officers will exceed $1,000,000, however, the Company will continue to evaluate the requirements of the Code
Section 162(m) and seek the deductibility of senior officer compensation.

                                          Waldo H. Hunt
                                          Nathan N. Sheinman
                                          Dan P. Reavis
                                          Gordon Hearne
                                          Leonard W. Jaffe
                                          John J. McNaughton
                                          Peter Seymour

                   REPORT OF BOARD OF DIRECTORS ON REPRICING

     In July 1998, the Board of Directors decided to amend the outstanding stock options granted to Mr. Reavis and two other individuals who had recently joined the Company to reduce the exercise price of such options to $1.50 per share. All such stock options were originally granted as inducements to the individuals to join the Company and had exercise prices of between $2.00 and $2.8125 per share. By July 1998, the Board of Directors determined that the imbalance between the exercise prices for these option grants compared to the lower market value that prevailed for the Common Stock in the Summer of 1998 was not an incentive to the individuals who were granted the options to exert their best efforts to achieve the Company's long-term goals. The Board also believed that amending the exercise prices for these options would reduce the risk of losing the services of the employees during a critical time for the Company. Accordingly, the outstanding options were amended to lower their exercise prices to $1.50 per share, the fair market value on the date the action was taken. Except for the amendment to the option exercise price, each option continues to be governed by the same terms which applied prior to the option repricing.

                                          Waldo H. Hunt
                                          Nathan N. Sheinman
                                          Dan P. Reavis
                                          Gordon Hearne
                                          Leonard W. Jaffe
                                          John J. McNaughton
                                          Peter Seymour

     The following chart describes all repricings of options held by an executive officer during the completed fiscal years subsequent to the date on which the Company became a reporting company.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                    NUMBER OF     MARKET PRICE                               LENGTH OF ORIGINAL
                                    SECURITIES      OF STOCK                                    OPTION TERM
                                    UNDERLYING     AT TIME OF    EXERCISE PRICE                 REMAINING AT
                                   OPTIONS/SARS    REPRICING       AT TIME OF       NEW             DATE
                                   REPRICED OR    EXERCISE OR     REPRICING OR    EXERCISE    OF REPRICING OR
         NAME             DATE      AMENDED(#)    AMENDMENT($)    AMENDMENT($)    PRICE($)       AMENDMENT
         ----            -------   ------------   ------------   --------------   --------   ------------------
Dan P. Reavis            7/18/98     170,000         $1.50           $2.00         $1.50             78
Executive Vice
President, Chief
Financial Officer

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total return to shareholders for the Company, the NASDAQ Market Index and the Company's SIC Code (book publishing) for the Company's last five fiscal years.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG INTERVISUAL BOOKS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                   INTERVISUAL BOOKS,                                         NASDAQ MARKET
                                                          INC.                   INDUSTRY INDEX                   INDEX
                                                   ------------------            --------------               -------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    79.17                      119.16                      104.99
'1995'                                                    77.08                      108.95                      136.18
'1996'                                                    54.17                      187.98                      169.23
'1997'                                                   108.33                      246.04                      207.00
'1998'                                                    37.50                      410.48                      291.96

     The cumulative total return calculation assumes $100 invested on December 31, 1993 and dividend reinvestments. The graph above is calculated through the fiscal year ended December 31, 1998.

                                 PROPOSAL NO. 2

                                  PROPOSAL TO
                    ADOPT THE COMPANY'S AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

     The Board of Directors has approved a proposal to amend and restate the Company's Articles of Incorporation and the entire text of the proposed Amended and Restated Articles of Incorporation as proposed is included as Exhibit A to this proxy statement and shareholders are encouraged to read the Amended and Restated Articles of Incorporation carefully. If approved by the Company's shareholders, the Amended and Restated Articles of Incorporation will become effective upon filing with the Secretary of State of the State of California. The filing is expected to occur as soon as reasonably practicable at the Annual Meeting.

INCREASE IN AUTHORIZED COMMON STOCK

     The Board of Directors believes that it is in the Company's best interest to increase the number of shares of authorized Common Stock in order to have additional authorized but unissued shares available for issuance to meet needs as they may arise. The proposed Amended and Restated Articles of Incorporation would increase the number of authorized shares of Common Stock from 10,000,000 to 12,000,000. As of the Record Date, 5,885,115 shares of Common Stock were issued and outstanding. Of the remaining authorized but unissued shares of Common Stock, 2,046,683 shares were reserved for issuance upon the exercise of options previously granted or available to be granted under the Company's option plans and 2,068,202 shares remain unissued and unreserved and available for future corporate purposes.

     The availability of additional shares for issuance, without the delay and expense of obtaining the approval of the shareholders, will afford the Company greater flexibility in acting on opportunities in the future. The Company may utilize additional shares in connection with future employee benefit plans, stock splits and stock dividends, to raise additional capital and enable the Company to obtain additional financing. Such shares could also be used to take advantage of future business opportunities such as acquisitions and mergers. The additional shares would be identical to the shares of the Company's Common Stock now authorized. Holders of the Common Stock do not have preemptive rights to subscribe for additional securities which may be issued by the Company and the issuance of additional securities may have a dilutive effect on existing stockholders. The Company has no agreements, understandings or plans at the present time for the issuance or use of the additional shares of common stock. Although the Company has no present intention to issue shares of Common Stock, future issuances of Common Stock could have the effect of making acquisition of control of the Company by others more difficult. This proposal is not being made in response to any specific takeover threat known to the Company's Board of Directors.

PREFERRED STOCK

     The Company's current articles of incorporation do not authorize the issuance of preferred stock. If this proposal is adopted by the shareholders, the Company's Board of Directors will be empowered, without the necessity of further shareholder approval, to cause the Company to issue up to 3,000,000 shares of preferred stock from time to time in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, and redemption rights and such other terms and rights as determined by the Board of Directors. Within the limits and restrictions established by the Board of Directors in any resolution, the Board will be able to increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The purpose of authorizing preferred stock is to give the Board of Directors greater flexibility in connection with possible future financing requirements and other corporate matters. The Board of Directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. If this proposal is approved, the Board of Directors would be permitted to issue preferred stock from time to time for any proper corporate purpose including acquisitions of other businesses or properties and raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series, and each series of preferred stock will rank senior to the common stock with respect to various rights. The Company does not presently have any agreements, understandings or arrangements regarding the possible issuance of any preferred stock subject to approval under this proposal.

     Possible overall effects on the Company's current shareholders of this proposal include the dilution of such shareholders' ownership in the Company, the prevention of mergers with or business combinations by the Company and in the discouragement of possible tender offers for shares of the Company's Common Stock. On the conversion into Common Stock of shares of preferred stock issued with conversion rights, the common shareholders' voting power and percentage ownership of the Company would be diluted and such issuances could have an adverse effect on the market price of the Company's common stock. In addition, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the common stock could diminish the common shareholders' rights to receive dividends declared by the Board of Directors and to receive payments upon the liquidation of the Company.

     If shares of preferred stock are issued, approval by such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by the Company. These factors could discourage attempts to purchase or control the Company even if a change in control might be beneficial to the common shareholders. Moreover, the issuance of voting preferred stock to persons friendly to existing management could make it more difficult to remove incumbent management and managers from office even if such changes might be favorable to the shareholders generally. This proposal is not intended as an anti-takeover device and it is not proposed in response to any specific takeover threat known to the Board of Directors. Furthermore, this proposal is not part of a plan by the Board of Directors to adopt anti-takeover devices.

     The Board of Directors feels that the flexibility offered by this proposal outweighs its disadvantages. To the extent the proposal may have anti-takeover effects, the proposal may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a nondisruptive atmosphere and to discharge effectively the obligation to act on the proposed transaction in a manner that best serves all of the shareholders' interests. It is the view of the Board of Directors that the existence of additional shares of common stock and the authorization of blank check preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the best interests of all of the shareholders.

OTHER PROVISIONS

     Other than the increase in the number of authorized shares of common stock and the authority to issue shares of preferred stock, the proposed Amended and Restated Articles of Incorporation are not intended to make other substantive changes to the Company's current articles of incorporation. The Amended and Restated Articles of Incorporation do not change the Company's name and while they seek to limit the liability of the Company's directors for monetary damages to the fullest extent permitted by law and authorize the Company to indemnify its agents in excess of the indemnification otherwise provided by Section 317 of the California Corporations Code, the Company's current articles of incorporation already contain similar provisions.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this proposal to adopt the Company's Amended and Restated Articles of Incorporation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3

             PROPOSAL TO ADOPT THE COMPANY'S 1999 STOCK OPTION PLAN

     In June 1999 the Board of Directors adopted the Intervisual Books, Inc. 1999 Stock Option Plan (the "Plan") and at the Annual Meeting the Company's shareholders will be asked to approve the Plan. The entire text of the Plan is included as Exhibit "B" to this proxy statement and the shareholders are encouraged to read the Plan carefully.

     The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Company to encourage proprietary interests in the Company, to encourage employees to remain in the employment of the Company and to encourage directors, advisors and consultants to remain in the service of the Company. The Plan is also intended to help the Company attract new qualified employees, directors, advisors and consultants.

     As of the Record Date, the Company had issued and outstanding options to purchase 1,479,584 shares of Common Stock pursuant to the Company's existing option plans and separate stock option agreements. Also as of the Record Date, the Company still had available unissued options to purchase 247,099 shares of Common Stock under the Company's current incentive and nonqualified stock option plans, including 195,000 options available to be granted under the Company's nonemployee directors stock option plan. The Board of Directors believes that options are an important factor in attracting, retaining and motivating officers, employees, advisors, directors and consultants of the Company and its subsidiaries. In light of the limited number of options which remain available for grant under the Company's existing stock option plans, the Board of Directors approved the Plan and unanimously recommends that the shareholders approve the Plan. If the Plan is approved by the shareholders, the Board of Directors intends to cause the shares of Common Stock that will become available for issuance pursuant to options granted under the Plan to be registered on a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission at the Company's expense.

ADMINISTRATION

     The Plan is to be administrated either by the Board of Directors or, in the discretion of the Board by a committee consisting of two or more non-employee directors (the Board or in the alternative the committee of directors, is referred to as the "Administrator"). The Administrator has discretion to select the optionees who are to be granted options, determine the number of shares to be subject to options and to designate options as either incentive or nonstatutory stock options. The Administrator has full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all option agreements.

ELIGIBILITY

     Options can be granted under the Plan to employees (who may be officers, whether or not they are directors) of the Company or its subsidiaries and non-employees to whom the offer of employment has been extended. Options may also be granted to directors, advisors and consultants of the Company. As of the Record Date, approximately 55 employees, 4 non-employee directors and 4 consultants and advisors were eligible to receive options under the Plan. The specific options to be awarded to any participant under the Plan are not determinable in advance. The Administrator retains discretion to award options to any participant under the Plan and no options have been granted under the Plan as of the date of this proxy statement.

     As a condition of granting options, the Administrator may require that a participant surrender for cancellation options which had been previously granted to that person. A grant of an option which is conditional upon such surrender may have an option price which is lower or higher than the exercise price of the surrendered option and the new option shall cover such number of shares and other terms as the Administrator deems appropriate.

     Individuals who hold more than 10% of the total combined voting power of all classes of the Company's outstanding stock are ineligible to receive options under the Plan unless the exercise price of the options is at least 110% of the fair market value of such shares on the grant date.

PLAN LIMITS

     The maximum shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 500,000 shares and no single individual is to be granted options which exceed 400,000 shares. These limits are subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events as provided for in the Plan. If the purchase price of an option or a tax liability is satisfied by the transfer or relinquishment to the Company of shares, then there shall be deemed to have been issued or transferred under the Plan only the net number of shares actually issued or transferred by the corporation. In the event an option granted under the Plan expires or is otherwise canceled or terminated, the shares allocable to the unexercised portion of such option shall again be available to be granted under the Plan, subject to certain limitations under Section 162(m) of the Internal Revenue Code.

OPTION GRANTS

     Both incentive and nonstatutory stock options can be granted under the Plan. The exercise price for incentive stock options shall not be less than 100% of the fair market value on the grant date. The exercise price for a nonstatutory stock option shall not be less than 85% of the fair market value on the grant date. In the case of options granted to individuals holding 10% or more of the Company's outstanding stock, the exercise price shall not be less than 110% of the fair market value on the grant date. As of the Record Date, the closing bid price of the Company's Common Stock on The Nasdaq Stock Market was
[$     ] per share.

     To the extent that the aggregate fair market value (determined as of the option grant date) of the shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year under the Plan and all other plans maintained by the Company or its parent exceeds $100,000, such excess options will be treated as nonstatutory stock options. An option agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan as the Administrator shall deem advisable in its sole and absolute discretion.

     The Administrator may establish the vesting and other terms of each option provided, however, in any event, options shall be exercisable at a minimum rate of at least 20% per year over a period of five years from the grant date; except in the case of options granted to directors, consultants, advisors or officers of the Company, where the options may become exercisable at any time during the period established by the Administrator. Within the limits of the Plan, the Administrator may modify an option, extend or renew outstanding options or accept the cancellation of outstanding options for the granting of new options in substitution therefor.

     The purchase price of the options is payable in cash; provided, however, if the applicable option agreement provides or the Administrator otherwise approves, the purchase price may be paid by the surrender of shares having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and shares equal to the purchase price. In the event the Company determines that state or federal income taxes are required to be withheld, as a condition to exercise the optionee must make arrangements satisfactory to the Company to enable it to satisfy the withholding requirements. Payment of withholding requirements may be made by cash, delivery of shares or a combination of cash and shares.

TERM AND TRANSFERABILITY

     No option granted under the Plan may be exercisable after ten years from the grant date (or less, in the discretion of the Administrator). No incentive stock option granted to an individual who holds more than 10% of the voting power of all classes of the Company's outstanding stock shall be exercisable after the expiration of five years (or less, in the discretion of the Administrator) from the grant date. During the lifetime of an optionee, the option shall be exercisable only by the optionee or the optionee's guardian or legal representative and shall not be assignable or transferable. The option shall not be transferable by the optionee other than by will or the laws of descent and distribution.

CESSATION OF SERVICE

     If an optionee's employment or service with the Company ceases, other than as a result of death, disability or retirement, the optionee shall have 90 days after such cessation to exercise the option to the extent it was exercisable on the date of the optionee's cessation of employment or service. In the event an optionee's employment or service ceases by reason of death or disability, the optionee shall have 12 months after cessation by reason of death or disability to exercise the option to the extent it was exercisable on the date of cessation. If an optionee's employment or service with the corporation ceases by reason of retirement, the optionee shall have 90 days after the date of retirement to exercise the option to the extent it was exercisable on the date of retirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

     Nonstatutory Stock Options. In general no income will be recognized by the optionee at the time a nonstatutory stock option is granted. At the time the option is exercised, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the exercise date. At the time of sale of shares acquired pursuant to the exercise of a nonstatutory stock option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an employee upon the grant or exercise of an incentive stock option. There are no tax consequences to the optionee upon exercise of an incentive stock option, except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the incentive stock option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above-described holding period requirements are met, then a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income to the optionee and the Company is entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. A gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

     General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of the most important federal tax law consequences concerning a grant of options under the Plan and the disposition of shares of Common Stock issued thereunder in existence as of the date of this proxy statement. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an option or underlying stock issued under the Plan.

EFFECT OF CERTAIN CHANGES

     The Administrator shall make or provide for adjustments in the total number of shares available for grant under the Plan, the exercise price and in the number or kind of shares or other securities covered by the Plan and outstanding options as it determines in its good faith to be required as a result of stock dividends, stock splits, combination of shares, issuances of rights, mergers, consolidations, changes in the Company's capital structure, liquidations, or other corporate transactions or events having an effect similar to the foregoing. In the event of such a transaction or event, the Administrator may provide in substitution for any or all outstanding options under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of options so replaced. In addition, in the event of a change in control (as defined in the Plan), the Administrator may in its sole discretion, (i) accelerate the exercise dates of outstanding options or make options fully vested and exercisable, (ii) pay cash to the owners of options in exchange for the cancellation of their options, or (iii) make adjustments or amendments to the Plan and outstanding options and substitute new options for outstanding options.

AMENDMENT OF PLAN

     The Administrator may, with respect to shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that without the approval of the Company's shareholders no such revision or amendment shall (i) be made if shareholder approval is required by applicable law, regulation or the requirements of the Nasdaq Stock Market or any exchange or interdealer network where the Company's shares are trading or
(ii) increase the number of shares which may be issued under the Plan. Without limiting the foregoing, the Administrator is entitled to amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy at the Annual Meeting and voting on the proposal is required for the approval of this proposal to approve and adopt the Company's 1999 Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 4

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1999, and proposes that the shareholders ratify this selection at the Annual Meeting. BDO Seidman, LLP also acted as independent auditors of the Company for 1998.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of BDO Seidman, LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and certain written representations, the Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with the exception that Mr. Reavis filed in July 1998 after the 10th day of the month a Form 4 disclosing a purchase of shares of Common Stock which occurred in June 1998.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by shareholders for presentation at the 2000 Annual Meeting must be received by the Company not later than March 17, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to Gail A. Thornhill, Secretary, Intervisual Books, Inc., 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          By order of the Board of Directors

                                          Gail A. Thornhill
                                          Secretary

Santa Monica, California
July [  ], 1999

                                   EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            INTERVISUAL BOOKS, INC.

                    and                certify that:

     1. They are the President and the Secretary, respectively, of Intervisual Books, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated in their entirety to read as follows:

                                       I

          The name of this corporation is Intervisual Books, Inc.

                                       II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

          The total number of shares of all classes of stock which the corporation shall have the authority to issue is Fifteen Million (15,000,000), consisting of Twelve Million (12,000,000) shares of common stock ("Common Stock") and Three Million (3,000,000) shares of preferred stock ("Preferred Stock").

          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, powers (including voting powers), preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock and any other relative, participating, optional or other special powers, preferences, rights, and the qualifications, limitations or restrictions thereof, all as shall be determined from time to time by the Board of Directors and shall be stated in the resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       IV

          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V

          This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by

     Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

     3. The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the Board of Directors.

     4. The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of
Common Stock of this corporation is                . The number of shares voting
in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:             , 1999

                                          --------------------------------------
                                                                   , President

                                          --------------------------------------
                                                                   , Secretary

                                   EXHIBIT B

                            INTERVISUAL BOOKS, INC.
                             1999 STOCK OPTION PLAN

     1. Purpose. The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Corporation to encourage proprietary interest in the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

     2. Definitions. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

        (a) "Administrator" shall mean the Board or the Plan Committee of the Board, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

        (b) "Board" shall mean the Board of Directors of the Corporation.

        (c) "Change of Control" shall mean, a change of control of a nature that would be required to be reported in response to Item 1 of Form 8-K required to be filed pursuant to the Exchange Act; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

           (i) the Shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties; or

           (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who as of the date this Plan is adopted by the Board, is a director or officer of the Company (including any trust of such director or officer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change of Control" of the Company:

               (a) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

               (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (c) upon the death of any person who as of the date of this Agreement is a director or officer of the Company, the transfer (x) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (y) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company; or

           (iii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

           (iv) the shareholders of the Company approve the dissolution of the Company or a definitive agreement to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's stock would be converted into cash, securities or other property of another entity, other than a merger of the Company in which holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (e) "Commission" shall mean the Securities and Exchange Commission.

        (f) "Common Stock" shall mean the common stock of the Corporation and any class of shares into which such common stock hereafter may be converted or reclassified.

        (g) "Corporation" shall mean Intervisual Books, Inc., a California corporation.

        (h) "Disability" shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that Disability exists.

        (i) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation.

        (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (k) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

        (l) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

           (i) If the Shares are (A) listed on an exchange, the closing price as reported for composite transactions on the date of valuation, or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, or (B) traded over-the-counter on the National Market System (the "NMS") of The Nasdaq Stock Market, Inc. ("NASDAQ"), the last sale price on the business day immediately prior to the date of valuation, or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in NASDAQ;

           (ii) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in NASDAQ as of the close of business on the date of valuation, or, if on such day such Shares are not quoted in NASDAQ, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; or

           (iii) If neither clause (i) nor (ii) above applies, the Fair Market Value shall be determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

        (m) "Grant Date" shall mean the date on which the granting of an Option is authorized by the Administrator or such other date as prescribed by the Administrator.

        (n) "Incentive Stock Option" shall mean an option described in Section 422 of the Code.

        (o) "Nonstatutory Stock Option" shall mean an option that does not meet the requirements of Section 422(b) of the Code or is not intended to be an Incentive Stock Option.

        (p) "Option" shall mean any stock option granted pursuant to the Plan. An Option shall be granted as of the Grant Date.

        (q) "Option Agreement" shall mean a written stock option agreement evidencing the grant of an Option.

        (r) "Option Limit" shall have the meaning assigned to it in Section 6.

        (s) "Optionee" shall mean a Participant who has received an Option.

        (t) "Participant" shall have the meaning assigned to it in Section 5(a) hereof.

        (u) "Plan" shall mean this Intervisual Books, Inc. 1999 Stock Option Plan, as it may be amended from time to time.

        (v) "Plan Committee" shall mean a committee of two or more directors appointed by the Board to administer the Plan.

        (w) "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

        (x) "Retirement" shall mean the voluntary termination of employment by an employee after qualifying for early or normal retirement under any pension plan or profit sharing or benefit plan of the Corporation or its Subsidiaries. If an employee is not covered by any such plan, "Retirement" shall mean voluntary termination of employment after the employee has attained age sixty-five (65) and after the employee has attained the tenth (10th) anniversary of his or her last preceding date of hire, or as otherwise determined in the Administrator's sole discretion.

        (y) "Section 16 Participant" shall mean a Participant who is (or, in the opinion of the Administrator, may be) generally subject to the Section 16 Requirements with respect to purchases and sales of Common Stock or other equity securities of the Corporation.

        (z) "Section 16 Requirements" shall mean the those obligations and requirements imposed on officers and directors by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

        (aa) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (bb) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 425(f) of the Code.

        (cc) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

        (dd) "Transfer Agent" shall mean a third-party organization retained by the Corporation to maintain the stock transfer records of the Corporation.

     3. Effective Date. The Plan was adopted by the Board effective June 23, 1999. Options granted prior to obtaining shareholder approval in accordance with
Section 16 of the Plan shall be granted subject to such shareholder approval and must be rescinded if such approval is not obtained in accordance with such section.

     4. Administration.

     (a) Administrator. Subject to subsection (c) below, the Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Plan Committee which shall be appointed by the Board as provided in the Corporation's Bylaws. The Board may from time to time remove members from, or add members to, the Plan Committee. Vacancies on the Plan Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Plan Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

     (b) Powers of Administrator. The Administrator shall from time to time at its discretion select the Optionees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options. The Administrator shall have full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all Option Agreements. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

     (c) Disinterested Administration. If the Common Stock is registered under the Exchange Act and Section 16 Participants are to receive Options hereunder, this Plan shall be administered by the Board or by a

Plan Committee consisting solely of two or more directors each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

     5. Participation.

     (a) Eligibility. The Optionee shall be such persons (collectively, "Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

        (i) Employees (who may be officers, whether or not they are directors) of the Corporation or of a Subsidiary and non-employees to whom an offer of employment has been extended; and

        (ii) directors, advisors and consultants of the Corporation or a Subsidiary.

     Notwithstanding provisions of the first paragraph of this Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time. The Administrator may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Option to a Participant that the Participant surrender for cancellation some or all of the Options which have been previously granted to such person under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Administrator deems appropriate, and shall be exerciseable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

     (b) Ten-Percent Shareholders. A Participant who, at the time of grant, owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or its parent shall not be eligible to receive an Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the Grant Date.

     (c) Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

     (d) Outstanding Stock. For purposes of Section 5(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include Shares authorized for issue under outstanding Options held by the Optionee or by any other person.

     6. Stock. The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan at any time shall not exceed 500,000 Shares (the "Option Limit"), subject to adjustment as provided for in this Plan. Notwithstanding the foregoing, upon the full or partial payment of any Purchase Price by the transfer to the Corporation of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Corporation. In the event any outstanding Option granted under this Plan for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Option shall again be available to be granted as Options under this Plan. Notwithstanding the previous sentence, to the extent required by Section 162(m) of the Code, Shares subject to Options which are canceled continue to be counted against the Option Limit and if, after an Option grant, the price of Shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a New Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Option Limit. The limitations established by this

Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in Section 10.

     7. Terms and Conditions of Options.

     (a) Stock Option Agreements. Each Option shall be evidenced by an Option Agreement in such other form as the Administrator shall from time to time determine. Such Option Agreements need not be identical but shall comply with and be subject to the terms and conditions set forth in this Section 7.

     (b) Nature of Option. Each Option shall state whether it is an Incentive Stock Option or a Nonstatutory Stock Option.

     (c) Optionee's Undertaking. Each Optionee shall agree to remain in the employ or service of the Corporation and to render services for a period as shall be determined by the Administrator, from the Grant Date of the Option or such other date agreed to by the Optionee and the Corporation, but such agreement shall not impose upon the Corporation any obligation to retain the Optionee in their employ or service for any period.

     (d) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

     (e) Exercise Price; Exercise of Options. Each Option shall state the Exercise Price. The Exercise Price in the case of an Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Nonstatutory Stock Option, shall not be less than Eighty-five percent (85%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Incentive Stock Option granted to persons other than to an Optionee described in Section 5(b) hereof, shall not be less than the Fair Market Value on the Grant Date. At the sole discretion of the Administrator, any Option granted under this Plan to any Participant may be exercisable in whole or in part immediately upon the grant thereof, or only after the occurrence of a specified event and/or only in installments, which installments may be equal or otherwise, and which installments may vary as to the number thereof as well as to whether any unexercised installments are cumulative through the life of a particular Option; provided that, in any event, such Option shall be exercisable at a minimum rate of at least twenty percent (20%) per year over the period five years from the Grant Date for the Option in question; however, in the case of an Option granted to a Participant who is a director, consultant, advisor or officer of the Corporation, the Administrator may provide that the Option may become fully exercisable, subject to reasonable conditions such as continued employment or service to the Corporation, at any time or during any period established by the Administrator.

     (f) Medium and Time of Payment; Notice. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator in its sole discretion otherwise approves thereof, the Purchase Price may (to the extent permitted by applicable law) be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price.

     In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee, or by the Corporation not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above.

     The Optionee shall exercise an Option by completing and delivering to the Corporation, concurrently with the payment of the Purchase Price in the manner described above, an exercise notice in such form as the Administrator shall from time to time determine.

     (g) Term and Non-Transferability of Options. Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years (or less, in the discretion of the Administrator) from the Grant Date; except that no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the Grant Date (or less, in the discretion of the Administrator). During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative and shall not be assignable or transferable. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation's option, shall cause all of the Optionee's rights under the Option to terminate.

     (h) Cessation of Employment (Except by Death, Disability or Retirement). If an Optionee's employment or service with the Corporation ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than pursuant to death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within ninety (90) days after such cessation, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

     For purposes of this Section 7(h), the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth
(90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     (i) Death of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's death, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in
Section 7(g) above, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

     (j) Disability of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Disability, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within twelve (12) months after such cessation by reason of Disability, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

     (k) Retirement of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within ninety (90) days after the date of Retirement, but only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

     (l) Time of Cessation of Service. For purposes of this Plan, the Optionee's employment or service shall be deemed to have ceased or be terminated on the date when the Optionee's employment or service in fact ceased or Optionee is in fact terminated.

     (m) Rights as a Shareholder. No one shall have rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     (n) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Administrator may modify an Option, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted. With the consent of the affected Optionee, the Administrator may cancel any agreement evidencing Options. In the event of such cancellation, the Administrator may authorize the granting of new Options, which may or may not cover the same number of Shares that have been the subject of the prior award, at such Exercise Price and subject to such terms, conditions and discretions as would have been applicable under this Plan had the canceled Options not been granted.

     (o) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute Options under the Plan for options under the plan of the acquired company; provided, however, that
(i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

     (p) Other Provisions. An Option Agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Administrator shall deem advisable in its sole and absolute discretion.

     8. Limitation on Annual Awards.

     (a) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation or its parent, exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For the purposes of this Section 8, Incentive Stock Options shall be taken into account in the order in which they were granted.

     (b) Limitation on Total Options Granted. As long as the Plan is in effect, at no time will Options granted to any Participant pursuant to the Plan exceed 400,000 Shares, subject to adjustment as provided for in Section 10.

     9. Term of Plan. Options may be granted pursuant to the Plan until the expiration of the Plan ten (10) years after the effective date referred to in
Section 3.

     10. Effect of Certain Events.

     (a) Adjustments Upon Changes in Stock. The Administrator shall make or provide for such adjustments in the Option Limit, the Exercise Price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by this Plan and outstanding Options as the Administrator in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Corporation, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator also shall make or provide for such adjustment in the number or kind of shares of the Corporation's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to Options granted under the Plan and the number of such securities to be awarded to each Optionee as the Administrator in its sole discretion, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. The determination of the Administrator as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     (b) Change of Control. In addition to the rights set forth in Section 10(a) above, in the event of a Change of Control, the Administrator may in its sole discretion, without obtaining shareholder approval or the consent of any person granted Options under the Plan, take one or more of the following actions:

        (i) Accelerate the exercise dates of any outstanding Option, or make the Option fully vested and exercisable;

        (ii) Pay cash to any or all owners of Options in exchange for the cancellation of their outstanding Options; or

        (iii) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options.

     (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

     (d) Limitation on Rights. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     11. Securities Law Requirements.

     (a) Legality of Issuance. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

        (i) it and the Optionee have taken all actions required to register the offer and sale of the Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

        (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

        (iii) any other applicable provision of state or Federal law has been satisfied.

     (b) Restrictions on Transfer; Representations of Optionee;
Legends. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

     (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

     (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

     12. Amendment of the Plan. The Administrator may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's shareholders, no such revision or amendment shall:

        (a) Be made if shareholder approval is required by applicable law, regulation or the requirements of The Nasdaq Stock Market or any exchange or interdealer network where the Shares are trading;

        (b) Increase the number of Shares which may be issued under the Plan;

        (c) Amend this Section 12 to defeat its purpose.

     Without limiting the generality of the foregoing, the Administrator may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

     13. Financial Statements. Each Optionee shall receive financial statements of the Corporation not less than annually.

     14. Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     15. Approval of Shareholders. The Plan must be approved by the affirmative vote of the holders of a majority of the Corporation's outstanding shares of capital stock on or before the date twelve (12) months from the date the Plan was adopted by the Board.

     16. Governing Law. This Plan, and the Option Agreements, shall be governed by and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the State of California.

     To record the adoption of the Plan by the Board as of June 23, 1999, the Board has caused its authorized officers to sign the Plan and affix the corporate seal hereto.

                                          INTERVISUAL BOOKS, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                          Title: President

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                          Title: Secretary

                                                                PRELIMINARY COPY

PROXY                                                                      PROXY
                            INTERVISUAL BOOKS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 4, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Waldo H. Hunt and Nathan N. Sheinman and each of them, with full power of substitution, as proxies of the undersigned, to represent the undersigned and to vote the common stock as specified below at the Annual Meeting of Shareholders of Intervisual Books, Inc. to be held on August 4, 1999 at 10:00 a.m., (local time) at the Company's headquarters, located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, and at any adjournments or postponements thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the proxy statement for said Annual Meeting (receipt of which is hereby acknowledged).

                 ------------------------                                    ------------------------
                      Account Number                                                  Common

1. Election of           [ ]FOR all nominees listed below (except as marked   [ ]WITHHOLD AUTHORITY to vote for all nominees
directors                to the contrary below)                                  listed below

Nominees: Waldo H. Hunt, Nathan N. Sheinman, Dan P. Reavis, Steven D. Ades, Dr. Neil G. Berkman, Gordon Hearne, Leonard W. Jaffee, John J. McNaughton, Peter Seymour

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2. Approval of the Company's Amended and Restated Certificate of Incorporation
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. Approval of the Company's 1999 Stock Option Plan
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          (Continued and to be signed and dated on reverse side)

4. Ratification of selection of BDO Seidman, LLP as independent auditors of the Company.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

5. In their discretion, on such other matters as may properly come before the meeting and any postponements or adjournments thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                                                    NOTE: Please date and sign
                                                    this Proxy exactly as name
                                                    appears. When signing as
                                                    attorney, trustee,
                                                    administrator, executor or
                                                    guardian, please give your
                                                    title as such. In the case
                                                    of joint tenants, each joint
                                                    owner must sign.

                                                    Dated:                , 1999
                                                           ---------------

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature (if held jointly)

                                                    VOTES MUST BE INDICATED (X)
                                                    IN INK. [X]
    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.